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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

CONTACT:  Robert W. Bell, Sr. - NewCare Health Corporation - (813) 586-4262


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NEWCARE HEALTH CORPORATION
3600 Oak Manor Lane, Largo, FL 34644


                                                                    NEWS RELEASE

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                             NEWCARE ANNOUNCES SALE

October 24, 1996

Largo Florida: Robert W. Bell, Sr., President and CEO of NewCare Health Corporation (NASDAQ SmallCap Market NWCA) today announced that NewCare has signed a definitive agreement with NCS Healthcare, Inc. to sell NCS all the assets of NewCare's Spectrum Health Services, Inc. subsidiary. Spectrum sells medical supplies and pharmacy products. The sale allows NewCare to reduce its debt and provide capital for the expansion of its nursing home operations. NewCare owns or leases ten nursing homes and one ALF in Florida and Georgia.